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                                                                    EXHIBIT 10.4

                             SECOND AMENDMENT OF THE
                         HORSESHOE GAMING HOLDING CORP.
                              EQUITY INCENTIVE PLAN

WHEREAS, it is in the best interest of the Corporation to amend the methodology and procedures set forth below to the Horseshoe Gaming Holding Corp. Equity Incentive Plan (the "Plan") determining the Fair Market Value of Common Stock;

WHEREAS,  the Corporation reserved the right to amend the Plan; and

WHEREAS,  the Corporation desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of November 12, 2001, as follows:

                                    EXHIBIT A

VALUATION METHODOLOGY:

        For Awards granted between January 1, 1999 and December 31, 2001, the Fair Market Value of such an Award is determined as follows:

        1. Compute the Enterprise Value of comparable gaming companies as follows:

                Compute market value by multiplying the trading value of common stock as quoted by the applicable stock exchange at the end of applicable quarter by the total actual outstanding shares.

                Add carrying value of any preferred stock, if any.

                Add total long-term debt.

                Sum equals the "Enterprise Value."

        2. Compute EBITDA for the four (4) preceding fiscal quarters of these comparable gaming companies by adding to Operating Income (as defined by generally accepted accounting principles): depreciation and amortization.

        3. Compute the EBITDA multiple for these comparable gaming companies by dividing Enterprise Value by EBITDA.

        4. Determine the MEDIAN multiple of these same comparable gaming companies.

        5.      Apply the MEDIAN multiple to the Corporation's preceding four
                (4) fiscal quarters EBITDA, as calculated above, but with (i) the exclusion of all Operating Income plus depreciation and

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                amortization of the Joliet casino in all fiscal quarters
                (including any gains from the disposition of the Joliet casino included in Operating Income) and (ii) the further exclusion of any gains and losses from (x) the disposition of assets of the Corporation (other than inventory and other assets held for sale in the ordinary course of business and damaged, worn out and obsolete property that is no longer necessary for the proper conduct of business) and, in the case of the sale of a casino property, the exclusion of all Operating Income generated by, plus depreciation and amortization in respect of, any such assets which have been disposed of and (y) any other unusual or nonrecurring events, to determine the Corporation's Enterprise Value.

        6. Subtract (1) the difference between (x) the Corporation's total long-term debt and (y) any cash and cash equivalents over $50,000,000 and (2) the balance in the undistributed capital of all current owners, to determine total Fair Market Value.

        7. Total Fair Market Value is then divided by total existing outstanding shares plus total issued stock options (whether or not vested) to determine the Fair Market Value per share of all Common Stock.

        8. The comparable gaming companies (including, but not limited to) are:

               Argosy                       Harrah's
               Aztar                        MGM
               Hollywood Park               Station Casinos
               Park Place                   Trump
               Boyd                         Mandalay Bay

Provided, however, that if there has been any sale, exchange or other transaction involving Equity Interests of the Corporation, which transaction has resulted in, or contributed to, a Change in Control at or prior to the time of the purchase by the Corporation in connection with the Plan of any Common Stock or any other Award payable with respect to the value of Common Stock, then the Fair Market Value of Common Stock, then the Fair Market Value of Common Stock shall be determined by extrapolation from the price for, or the fair market value of the consideration received in any such sale, exchange or other transaction involving, Equity Interests of the Corporation, if the value so determined is higher than the Enterprise Value determined under the preceding methodology.

        For Awards granted on January 1, 2002 and thereafter, the Fair Market Value of such an Award is determined as follows:

        1. Determine the Corporation's preceding four (4) quarters EBITDA, as calculated below.

        2. Multiply the total of the preceding by four (4) quarters EBITDA by 5.5 to determine the Corporation's Enterprise Value
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        3.      From the product determined after step number 2, subtract (i)
                the difference between the Corporation's total long-term debt net of any cash and cash equivalents (including marketable securities) over $50,000,000 and (ii) the balance in the undistributed capital of all current owners.

        4. Divide the result of step number 3 by the total number of existing outstanding shares to determine the Fair Market Value per share of Common Stock.


        Provided, however, that if there has been any sale, exchange or other transaction involving Equity Interests of the Corporation, which transaction results in, or contributes to, a Change in Control then the Fair Market Value of an Award shall be the higher of the amount (a) determined by extrapolation from the price for, or the fair market value of the consideration received in any such sale, exchange or other transaction involving, Equity Interests of the Corporation or (b) the Fair Market Value set forth in the Plan.

"EBITDA" shall mean Operating Income (as defined by GAAP) plus depreciation and amortization, pre-opening expense and deferred compensation expense, but with
(i) the exclusion of all EBITDA, as defined above, before allocated corporate expense of the Joliet casino in all fiscal quarters (including any gains from the disposition of the Joliet Casino included in Operating Income) and (ii) the further exclusion of any gains and losses from (x) the disposition of other assets of the Corporation (other than inventory and other assets held for sale in the ordinary course of business and damaged, worn out and obsolete property that is no longer necessary for the proper conduct of business) and, in the case of the sale of a casino property, the exclusion of all Operating Income generated by, plus depreciation and amortization and pre-opening expense in respect of, any of the assets which have been disposed of and (y) any other unusual or nonrecurring events.

IN WITNESS WHEREOF, Corporation, by its duly authorized officer, has caused this Amendment to be executed on this 28th day of December 2001.


                                       HORSESHOE GAMING HOLDING CORP.

                              By:      /s/ Dominc J. Polizzotto
                                       -----------------------------------------

                              Title:   Senior Vice President/General Counsel
                                       -----------------------------------------